EXHIBIT 1.01

VEECO INSTRUMENTS INC.

CONFLICT MINERALS REPORT

FOR YEAR ENDED DECEMBER 31, 2016

This Conflict Minerals Report (this “Report”) of Veeco Instruments Inc., including its subsidiaries (collectively, “Veeco” or “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2016 through December 31, 2016 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are necessary to the functionality or production of such products. Form SD defines “Conflict Minerals” as: (i) columbite-tantalite (or coltan), cassiterite, gold and wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”). Veeco’s operations, including the operations of its consolidated subsidiaries, may at times manufacture, or contract to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products (collectively, its “products” and, individually, a “product”). As required by Form SD, Veeco has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals included in its products during the Reporting Period, which are referred to in this Report as the “Covered Minerals,” to determine whether any of such Covered Minerals originated in the Covered Countries and/or whether any of such Covered Minerals may be from recycled or scrap sources. Where applicable, Veeco has conducted additional due diligence regarding the sources of the Covered Minerals. The results of Veeco’s reasonable country of origin inquiry regarding the Covered Minerals, as well as its additional due diligence regarding the sources of the Covered Minerals, are contained in this Report.

I.                                        Reasonable Country of Origin Inquiry (“RCOI”)

Prior to initiating our RCOI, we retained a regulatory compliance information management company to assist in structuring the process and administering data collection.  Our inquiry began with a review of all of our suppliers.  We focused our RCOI on the relevant suppliers that, due to the nature of their business, utilize Covered Minerals.  We provided these suppliers with a questionnaire based on the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative Conflict Minerals Common Reporting Template (the “EICC-GeSI Template”). The EICC-GeSI Template is regarded as the most commonly accepted reporting tool for conflict minerals content and sourcing information worldwide and was developed by several of the world’s leading consumer electronics companies.  The questionnaire asked the suppliers, among other things, to disclose the origin of any Covered Minerals used in their manufacturing processes and to identify the Covered Minerals processing facilities within their supply chain.  We also asked them, if accurate, to represent that their Covered Minerals did not originate from a Covered Country.  We reviewed questionnaires received for completeness and consistency of answers.  Many of our suppliers’ responses were company level declarations and therefore it is possible that the information they provided includes smelters/refiners whose Covered Minerals are not utilized in our products.  Certain surveyed suppliers reported that the Covered Minerals identified in their supply chain originated from recycled or scrap sources and thus did not require further due diligence.

Our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

II.                                   Design of Due Diligence Framework

Our due diligence approach was designed to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (“OECD Guidance”).  The OECD Guidance is an internationally-recognized due diligence framework consisting of a multi-step, risk-based process, certain aspects of which differ depending in part on the position of a company in the supply chain. Veeco is a “downstream” company, which refers to supply chain participants from the smelter to the retailer, in contrast to those “upstream,” that is, from the mine to the smelter. Key elements of Veeco’s due diligence approach are described below.

III.                              Due Diligence Measures Undertaken

Veeco’s due diligence measures performed include, but are not limited to, the following:

•                  Reporting to senior management on suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable);

•                  Communicating our policy on Conflict Minerals to suppliers and our commitments and requirements expected of our suppliers, supported by email and phone dialogues. A copy of our policy is publicly available at http://ir.veeco.com/corporate-governance/overview;

•                  Using a third party service, comparing smelters and refiners identified by suppliers to (i) the Conflict Minerals Reporting Template (the “Template”) developed by the Conflict-Free Sourcing Initiative (“CFSI”) which lists validated conflict free and verified facilities and (ii) the US Department of Commerce list of all known conflict mineral processing facilities worldwide;

•                  Conducting our own supplemental research on smelters and refiners identified by our suppliers; and

•                  Developing a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts.

IV.                               Product Description

The products subject to this Report are Veeco process equipment and services (including spare parts) primarily sold to make electronic devices including light emitting diodes, power electronics, wireless devices, hard disk drives and semiconductors and include Metal Organic Chemical Vapor Deposition Systems, Gas and Vapor Delivery Control Systems, Molecular Beam Epitaxy Systems, Fast Array Scanning Atomic Layer Deposition Systems, Precision Surface Processing Systems, Ion Beam Deposition Systems, Ion Beam Etch Systems and Precision Lapping and Slicing and Dicing Systems.

V.                                    Product Determination

Based on the information obtained pursuant to the due diligence process (as described above), Veeco does not have sufficient information at this time to determine whether all of our products are conflict free.  However, the suppliers who responded to our questionnaire gave no indication that the Covered Minerals they source directly or indirectly financed or benefitted armed groups in the Covered Countries.  Due to the manner in which our suppliers disclosed country of origin information, we do not believe that all of the countries of origin named by our suppliers are actually in our supply chain.

VI.                               Smelter / Refiner and Country of Origin

Based solely on information that was provided by our suppliers (as described above), some of which was on an entity level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco identified the following smelters/refiners used by Veeco suppliers that have (i) achieved Conflict Free designation by the CFSI (the “Conflict Free Designated Smelters and Refiners”) or (ii) an audit program recognized by CFSI or are actively in the process of obtaining the Conflict Free designation, or for which we independently obtained country of origin information (the “In Process Smelters and Refiners”):

Conflict Free Designated Smelters and Refiners

Advanced Chemical Company	Gold
Aida Chemical Industries Co., Ltd.	Gold
Al Etihad Gold Refinery DMCC	Gold
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold
Almalyk Mining and Metallurgical Complex (AMMC)	Gold
AngloGold Ashanti Córrego do Sítio Mineração	Gold
Argor-Heraeus S.A.	Gold
Asahi Pretec Corp.	Gold

Asahi Refining Canada Ltd.	Gold
Asahi Refining USA Inc.	Gold
Asaka Riken Co., Ltd.	Gold
AU Traders and Refiners	Gold
Aurubis AG	Gold
Bangko Sentral Ng Pilipinas (Central Bank of the Philippines)	Gold
Boliden AB	Gold
C. Hafner GmbH + Co. KG	Gold
CCR Refinery - Glencore Canada Corporation	Gold
Chimet S.p.A.	Gold
Daejin Indus Co., Ltd.	Gold
Daye Non-Ferrous Metals Mining Ltd.	Gold
DODUCO GmbH	Gold
Dowa	Gold
DSC (Do Sung Corporation)	Gold
Eco-System Recycling Co., Ltd.	Gold
Elemetal Refining, LLC	Gold
Emirates Gold DMCC	Gold
Heimerle + Meule GmbH	Gold
Heraeus Ltd. Hong Kong	Gold
Heraeus Precious Metals GmbH & Co. KG	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold
Ishifuku Metal Industry Co., Ltd.	Gold
Istanbul Gold Refinery	Gold
Japan Mint	Gold
Jiangxi Copper Co., Ltd.	Gold
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold
JSC Uralelectromed	Gold
JX Nippon Mining & Metals Co., Ltd.	Gold
Kazzinc	Gold
Kennecott Utah Copper LLC	Gold
Kojima Chemicals Co., Ltd.	Gold
Korea Zinc Co., Ltd.	Gold
Kyrgyzaltyn JSC	Gold
LS-NIKKO Copper Inc.	Gold
Materion	Gold
Matsuda Sangyo Co., Ltd.	Gold
Metalor Technologies (Hong Kong) Ltd.	Gold
Metalor Technologies (Singapore) Pte., Ltd.	Gold
Metalor Technologies (Suzhou) Ltd.	Gold
Metalor Technologies S.A.	Gold
Metalor USA Refining Corporation	Gold
Metalúrgica Met-Mex Peñoles S.A. De C.V.	Gold
Mitsubishi Materials Corporation	Gold
Mitsui Mining and Smelting Co., Ltd.	Gold
MMTC-PAMP India Pvt., Ltd.	Gold

Moscow Special Alloys Processing Plant	Gold
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold
Nihon Material Co., Ltd.	Gold
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold
Ohura Precious Metal Industry Co., Ltd.	Gold
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold
OJSC Novosibirsk Refinery	Gold
PAMP S.A.	Gold
Prioksky Plant of Non-Ferrous Metals	Gold
PT Aneka Tambang (Persero) Tbk	Gold
PX Précinox S.A.	Gold
Rand Refinery (Pty) Ltd.	Gold
Republic Metals Corporation	Gold
Royal Canadian Mint	Gold
Samduck Precious Metals	Gold
SAXONIA Edelmetalle GmbH	Gold
Schone Edelmetaal B.V.	Gold
SEMPSA Joyería Platería S.A.	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold
Sichuan Tianze Precious Metals Co., Ltd.	Gold
Singway Technology Co., Ltd.	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold
Solar Applied Materials Technology Corp.	Gold
Sumitomo Metal Mining Co., Ltd.	Gold
T.C.A S.p.A	Gold
Tanaka Kikinzoku Kogyo K.K.	Gold
The Refinery of Shandong Gold Mining Co., Ltd.	Gold
Tokuriki Honten Co., Ltd.	Gold
Torecom	Gold
Umicore Brasil Ltda.	Gold
Umicore Precious Metals Thailand	Gold
Umicore S.A. Business Unit Precious Metals Refining	Gold
United Precious Metal Refining, Inc.	Gold
Valcambi S.A.	Gold
Western Australian Mint trading as The Perth Mint	Gold
Wieland Edelmetalle GmbH	Gold
Yamamoto Precious Metal Co., Ltd.	Gold
Yokohama Metal Co., Ltd.	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold
Zijin Mining Group Co., Ltd. Gold Refinery	Gold
Changsha South Tantalum Niobium Co., Ltd.	Tantalum
Conghua Tantalum and Niobium Smeltry	Tantalum
D Block Metals, LLC	Tantalum
Duoluoshan	Tantalum
Exotech Inc.	Tantalum

F&X Electro-Materials Ltd.	Tantalum
FIR Metals & Resource Ltd.	Tantalum
Global Advanced Metals Aizu	Tantalum
Global Advanced Metals Boyertown	Tantalum
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum
H.C. Starck Co., Ltd.	Tantalum
H.C. Starck GmbH Goslar	Tantalum
H.C. Starck GmbH Laufenburg	Tantalum
H.C. Starck Hermsdorf GmbH	Tantalum
H.C. Starck Inc.	Tantalum
H.C. Starck Ltd.	Tantalum
H.C. Starck Smelting GmbH & Co. KG	Tantalum
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum
Hi-Temp Specialty Metals, Inc.	Tantalum
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum
Jiangxi Tuohong New Raw Material	Tantalum
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum
Jiujiang Tanbre Co., Ltd.	Tantalum
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum
Kemet Blue Metals	Tantalum
Kemet Blue Powder	Tantalum
King-Tan Tantalum Industry Ltd.	Tantalum
LSM Brasil S.A.	Tantalum
Metallurgical Products India Pvt., Ltd.	Tantalum
Mineração Taboca S.A.	Tantalum
Mitsui Mining & Smelting	Tantalum
Molycorp Silmet A.S.	Tantalum
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum
Plansee SE Liezen	Tantalum
Plansee SE Reutte	Tantalum
Power Resources Ltd.	Tantalum
QuantumClean	Tantalum
Resind Indústria e Comércio Ltd.	Tantalum
RFH Tantalum Smeltry Co., Ltd.	Tantalum
Solikamsk Magnesium Works OAO	Tantalum
Taki Chemicals	Tantalum
Telex Metals	Tantalum
Tranzact, Inc.	Tantalum
Ulba Metallurgical Plant JSC	Tantalum
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum
Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum
Zhuzhou Cemented Carbide Group Co., Ltd.	Tantalum
Alpha	Tin
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin
China Tin Group Co., Ltd.	Tin
Cooperativa Metalurgica de Rondônia Ltda.	Tin

CV Ayi Jaya	Tin
CV Dua Sekawan	Tin
CV Gita Pesona	Tin
CV Serumpun Sebalai	Tin
CV Tiga Sekawan	Tin
CV United Smelting	Tin
CV Venus Inti Perkasa	Tin
Dowa	Tin
Elmet S.L.U.	Tin
EM Vinto	Tin
Fenix Metals	Tin
Gejiu Fengming Metallurgy Chemical Plant	Tin
Gejiu Jinye Mineral Company	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin
Guanyang Guida Nonferrous Metal Smelting Plant	Tin
HuiChang Hill Tin Industry Co., Ltd.	Tin
Jiangxi Ketai Advanced Material Co., Ltd.	Tin
Magnu’s Minerais Metais e Ligas Ltd.	Tin
Malaysia Smelting Corporation (MSC)	Tin
Melt Metais e Ligas S.A.	Tin
Metallic Resources, Inc.	Tin
Metallo-Chimique N.V.	Tin
Mineração Taboca S.A.	Tin
Minsur	Tin
Mitsubishi Materials Corporation	Tin
O.M. Manufacturing (Thailand) Co., Ltd.	Tin
O.M. Manufacturing Philippines, Inc.	Tin
Operaciones Metalurgical S.A.	Tin
PT Aries Kencana Sejahtera	Tin
PT Artha Cipta Langgeng	Tin
PT ATD Makmur Mandiri Jaya	Tin
PT Babel Inti Perkasa	Tin
PT Bangka Prima Tin	Tin
PT Bangka Tin Industry	Tin
PT Belitung Industri Sejahtera	Tin
PT Bukit Timah	Tin
PT Cipta Persada Mulia	Tin
PT DS Jaya Abadi	Tin
PT Eunindo Usaha Mandiri	Tin
PT Inti Stania Prima	Tin
PT Justindo	Tin
PT Karimun Mining	Tin
PT Kijang Jaya Mandiri	Tin
PT Lautan Harmonis Sejahtera	Tin
PT Mitra Stania Prima	Tin
PT O.M. Indonesia	Tin

PT Panca Mega Persada	Tin
PT Prima Timah Utama	Tin
PT Refined Bangka Tin	Tin
PT Sariwiguna Binasentosa	Tin
PT Stanindo Inti Perkasa	Tin
PT Sukses Inti Makmur	Tin
PT Sumber Jaya Indah	Tin
PT Timah (Persero) Tbk Kundur	Tin
PT Timah (Persero) Tbk Mentok	Tin
PT Tinindo Inter Nusa	Tin
PT Tommy Utama	Tin
PT Wahana Perkit Jaya	Tin
Resind Indústria e Comércio Ltda.	Tin
Rui Da Hung	Tin
Soft Metais Ltda.	Tin
Thaisarco	Tin
VQB Mineral and Trading Group JSC	Tin
White Solder Metalurgia e Mineração Ltda.	Tin
Yunnan Tin Company Limited	Tin
ALMT Tungsten Corp.	Tungsten
Asia Tungsten Products Vietnam Ltd.	Tungsten
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten
Fujian Jinxin Tungsten Co., Ltd.	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten
Global Tungsten & Powders Corp.	Tungsten
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten
H.C. Starck GmbH	Tungsten
H.C. Starck Smelting GmbH & Co.KG	Tungsten
Hunan Chenzhou Mining Co., Ltd.	Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. (Wuji)	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten
Hydrometallurg, JSC	Tungsten
Japan New Metals Co., Ltd.	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten
Kennametal Fallon	Tungsten
Kennametal Huntsville	Tungsten
Malipo Haiyu Tungsten Co., Ltd.	Tungsten
Moliren Ltd.	Tungsten

Niagara Refining LLC	Tungsten
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten
Philippine Chuangxin Industrial Co., Inc.	Tungsten
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten
Unecha Refractory Metals Plant	Tungsten
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten
Wolfram Bergbau und Hütten AG	Tungsten
Woltech Korea Co., Ltd.	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten
Xiamen Tungsten Co., Ltd.	Tungsten
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten

In Process Smelters and Refiners

Abington Reldan Metals, LLC	Gold
Bangalore Refinery	Gold
Cendres + Métaux S.A.	Gold
Geib Refining Corporation	Gold
KGHM Polska Miedź Spółka Akcyjna	Gold
Navoi Mining and Metallurgical Combinat	Gold
Tony Goetz NV	Gold
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin
Gejiu Kai Meng Industry and Trade LLC	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin
Nankang Nanshan Tin Manufactory Co., Ltd.	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin

Based solely on information that was provided by our suppliers (as described above), some of which was on an entity level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco believes that the countries of origin of the Covered Minerals for the above listed facilities include:

Argentina, Australia Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, Germany, Guyana, India, Indonesia, Ireland, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Nigeria, Peru, Portugal, Russia, Sierra Leone, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

Based solely on information that was provided by our suppliers (as described above), some of which was on a company level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco identified the following validated smelters/refiners whose country of origin information is not available.  We continue to engage with our suppliers to determine the source of Covered Minerals processed at the following facilities and to engage in efforts to determine the mine or location of origin of the Covered Minerals used with greater specificity.

Acade Noble Metal (Zhao Yuan) Corporation	Gold
Academy Precious Metal Materials (Zhaoyuan) Co. Ltd.	Gold

Adesto Technologies	Gold
Advanced Interconnections Corporation	Gold
AGoSI	Gold
AirBorn, Inc.	Gold
AnHui LangSi Technical Co., Ltd.	Gold
Anhui Tongling Nonferrous Pioneer Metals Corporation	Gold
Baitin Nonferrous Metals Corporation (BNMC)	Gold
Baiyin Nonferrous Group Co., Ltd.	Gold
Bangkok Assay office Co., Ltd.	Gold
Birmingham Metal	Gold
Capax Technologies	Gold
Casa da Moeda do Brasil	Gold
China Sino-Platinum Metals Co., Ltd.	Gold
Danyang Huaxing Metal Material Co. Ltd.	Gold
Emirates Gold	Gold
Engelhard London	Gold
Gaoyao Hetai Gold Mine Co., Ltd.	Gold
Gejiu Zili Mining And Metallurgy Co., Ltd.	Gold
Gold and Silver Refining Strokes Ltd.	Gold
Guandong Jinding Material Co., Ltd.	Gold
GuangDdong JinDing High-Tech Materials Company	Gold
Guangdong Jinding Advanced Materials Co., Ltd.	Gold
Guangdong Macro Jin Precious Metal Smelting	Gold
GuangZHou Jin Ding	Gold
Gwo Chern industrial Co. Ltd.	Gold
Hang Seng Technology	Gold
Hawkins Inc.	Gold
HeNan LingBao Jin Kuan	Gold
Henan Middle Plain Gold Smelt	Gold
Henan Middle Plain Smelt	Gold
Henan Yuguang Gold & Lead Co., Ltd.	Gold
Henan Zhongyuan Gold Smelter Co., Ltd.	Gold
Heraeus Metals Hong Kong Ltd.	Gold
Heraeus Precious Metals North America LLC (Newark)	Gold
Heraeus Zhaoyuan (Changshu) Electronic Materials Co., Ltd.	Gold
HeTai Gold Mineral GuangDong Co., Ltd.	Gold
Hon Hai Precision Inc.	Gold
Hon Hai Precision Industry Co., Ltd.	Gold
House of Currency of Brazil	Gold
House of Currency of Brazil (Casa da Moeda do Brazil)	Gold
Hung Cheong Metal Manufacturing Limited	Gold
Hutti Gold Mines Co.	Gold
Ishifuku Tokyo Melters	Gold
Italpreziosi S.p.A.	Gold

Jin Jinyin Refining Co., Ltd.	Gold
Jin Jinyin Refining Company Limited	Gold
Jinchang	Gold
Jinlong Copper Co., Ltd.	Gold
JSC “Aurat”	Gold
K.A. Rasmussen AS	Gold
KeeShing	Gold
Kosak Seiren	Gold
Kovohut P’bram	Gold
Linbao Gold Co., Ltd.	Gold
Luo yang Zijin Yinhui Metal Smelt Co Ltd.	Gold
Masuda Sangyo Co., Ltd.	Gold
Materion Advanced Materials Technologies And Services Taiwan Co., Ltd.	Gold
Mead Metals	Gold
Metalor Technologies (Deutschland) GmbH	Gold
Metalor Technologies (Japan) Corp.	Gold
MPF	Gold
Nihon Superior Co., Ltd.	Gold
Ningxia Nonferrous Metal Smeltery	Gold
Nippon-Aleph Corporation	Gold
Nyrstar Metal	Gold
OJSC The Gulidov Krasnoyarsk Non-Ferrous Metals Plant”“ (OJSC Krastsvetmet)”	Gold
Precious Metal Sales Corp.	Gold
PT Aries Kencana Sejahtera	Gold
Realized the Enterprise Co. Ltd.	Gold
Rio Tinto Group	Gold
Samdock Metal	Gold
Sanmenxia Lingbao Jinyuan Mining Co., Ltd.	Gold
Shan Dong Huangjin	Gold
Shan Tou Shi Yong Yuan Shu Zai Sheng Co., Ltd.	Gold
Shandon Jin Jinyin Refining Limited	Gold
Shandong Hengbang Smelter Co., Ltd	Gold
Shandong Huangin	Gold
ShanDong Huangjin Group Co. Ltd.	Gold
Shandong Humon Smelting Co., Ltd.	Gold
Shandong Penglai Gold Smelter	Gold
Shandong Yanggu Xiangguang Co. Ltd.	Gold
Shandong Zhongkuang Group Co, Ltd.	Gold
Shangdong Humon Smelting Co., Ltd.	Gold
Sheffield Smelting Co., Ltd.	Gold
Shenzhen City Wynn Electroplating Products Co., Ltd.	Gold
Shenzhen Fujun Material Technology Co., Ltd.	Gold
Shenzhen Heng Zhong Industry Co., Ltd.	Gold

Shenzhen Kuril Metal Company	Gold
Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold
Shi Fu Metal Industrial	Gold
Sino Gold Mining Ltd.	Gold
Sino-Platinum Metals Co., Ltd.	Gold
Stender Electronic Materials Co., Ltd.	Gold
Sumisho Materials Corporation	Gold
Suntain	Gold
Super Dragon technology Co., Ltd.	Gold
SuZhou ShenChuang Recycling Ltd.	Gold
Taicang City Nancang Metal Material Co., Ltd.	Gold
Tantalum Mining Corp. of Canada Ltd.	Gold
The Gold Smelter of Guangdong	Gold
Viagra Di Precious Metals (Zhaoyuan) Co., Ltd.	Gold
WAM Technologies Taiwan Co., Ltd.	Gold
Wantabe Electric	Gold
Wantabe Plating	Gold
Williams/Williams Brewster	Gold
Wuzhong Group	Gold
Yamato Denki Ind. Co., Ltd.	Gold
Yantai the Country Large Safina High-Tech Environmental Refinery Co. Ltd.	Gold
Yunnan Metallurical	Gold
Yunsin	Gold
Zhaojinjinyinyelian	Gold
Zhaojun Maifu	Gold
Zhaoyuan Li Fu Industrial	Gold
Zhaoyuan Lifushiye Co., Ltd.	Gold
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	Gold
Zhongkuang Gold Industry Co., Ltd.	Gold
Zhongshan Poison Material Proprietary Co., Ltd.	Gold
Zijian Kuang Ye Refinery	Gold
Advanced Metallurgical Group N.V. (AMG)	Tantalum
ALMT	Tantalum
AMG (Advanced Metallurgical Group)	Tantalum
Anhui Herrman Impex Co.	Tantalum
Avon Specialty Metals	Tantalum
Bohler Schmiedetechn	Tantalum
Cabot Corporation	Tantalum
China National Nonferrous	Tantalum
Designed Alloy Produ	Tantalum
Guizhou Zhenhua Xinyun Technology Ltd.	Tantalum
H.C. Starck Tantalum and Niobium GmbH Goslar	Tantalum
Hunan Chenzhou Mining Co., Ltd.	Tantalum
Huntington Alloys Corp.	Tantalum

Jiangxi Tungsten Industry Group Co. Ltd.	Tantalum
KME Germany GmbH & Co. KG	Tantalum
Nantong Tongjie Electrical Co., Ltd.	Tantalum
NPM Silmet AS	Tantalum
Plansee	Tantalum
PM Kalco Inc.	Tantalum
Shanghai Jiangxi Metals Co. Ltd.	Tantalum
American Iron and Metal S.E.C.	Tin
AMP Display Inc.	Tin
Ampere Polska Sp. Zo. (trader)	Tin
Anhui Xinke New Materials Co., Ltd.	Tin
ArcelorMittal Burns Harbor	Tin
Arco Alloys	Tin
BH Electronics	Tin
C. Hafner GmbH+Co.KG	Tin
Carpenter Technologies	Tin
Changzhou Galaxy Century Micro-Electronics Co., Ltd.	Tin
Chenzhou Yunxiang Mining Metallurgy Co., Ltd.	Tin
Chernan Technology	Tin
CHIA FAR	Tin
China Huaxi Group Nandan	Tin
Chofu Works	Tin
Cintas Metalicas S.A.	Tin
CJSC Chukotka Mining and Geological Company	Tin
Cohen Alloys Ltd.	Tin
Colonial Metals, Inc.	Tin
Continental	Tin
CORTEKS	Tin
CRM Sybrgies S.L.	Tin
Daiki Aluminium Industry (Thailand) Co., Ltd.	Tin
Dongguan Qiandao	Tin
Electroloy Metal (Shenzhen) Co., Ltd.	Tin
Federal Metal Company	Tin
Felder GmbH — Löttechnik	Tin
Ferro Alloys de México, S.A. de C.V.	Tin
Frys Metals Inc /dba Alpha	Tin
Fuji Metal Mining Corp.	Tin
Full Armor Industries (Shares) Ltd.	Tin
GA AVRIL	Tin
Galloo N.V.	Tin
Ganzhou City, Jiangxi Province on the Jewish Xinmao Tin Co., Ltd.	Tin
Gejiu Gold Smelter Minerals Co., Ltd.	Tin
Gejiu Yunxi Group Corp.	Tin
Gejiu Yunxin Colored	Tin

Global Advanced Metals USA Inc.	Tin
Gomat e.Kfm.	Tin
Grant Manufacturing and Alloying, LLC	Tin
Guangxi Crystal Union Photoelectric Materials Co., Ltd.	Tin
Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	Tin
H. Kramer & Co.	Tin
Harada Metal Industry Co. Ltd.	Tin
HeChi Metallurgical Chemical Factory	Tin
Hezhou Jinwei Tin Co., Ltd.	Tin
High-Tech Co., Ltd. Taiwan	Tin
Hijos Juan de Garay, S.A.	Tin
Hikaru Suites Ltd.	Tin
Honeywell Electronic Materials, Inc.	Tin
Hong Qiao Co., Ltd.	Tin
Hongqiao Metals (Kunshan) Co., Ltd.	Tin
Huahong Co., Ltd.	Tin
Huanggang City Tongding Metal Material Co., Ltd.	Tin
Hunan Xianghualing Tin	Tin
IMC-MetalsAmerica, LLC	Tin
Incesa Indústria de Componentes Elétricos Ltd.	Tin
Ind. Minera Mexico	Tin
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Tin
Jau Janq Enterprise Co., Ltd.	Tin
Jewish Xinmao Tin Co., Ltd.	Tin
JIA WANG Technology Solder Product	Tin
Jiangmen Huayuan Industry Co. Ltd.	Tin
Jiangyinshi Yizheng Mechnaics Co, Ltd.	Tin
Jost Josef KG Westfalenzinn	Tin
Ju Tai Industrial Co., Ltd.	Tin
Kahanna Traders & Engineers	Tin
Kobe Steel, Ltd., Chofu Works	Tin
Kojima Chemicals Co., Ltd.	Tin
Kunshan City Xin Tongding Metal Materials Co., Ltd.	Tin
Kunshan Shenghan	Tin
Lead-Free Solder Smelter	Tin
Lee Ku Industrial Company Limited	Tin
Lian Xing Plating Factory	Tin
MacDermid GmbH	Tin
Magnesium Elekton Inc.	Tin
Manaas Meyerlargical	Tin
Materials Eco-Refining Co. Ltd.	Tin
Matsuo nn da Ltd.	Tin
MBO-Doublink Solders Co., Ltd.	Tin
Mecomsa, S.A. de C.V.	Tin

MENTPL	Tin
Metahub Industries Sdn. Bhd.	Tin
Met-AL	Tin
Metallum Metal Trading AG	Tin
Metropolitan Alloys Corp.	Tin
Minchai Metal Indust	Tin
Minchali Metal Industry Co., Ltd.	Tin
Ming Li Jia Smelt Metal Factory	Tin
Misue Tin Smelter and Refinery	Tin
Nantong Chun Yuan Electronicsind Co., Ltd.	Tin
Ningbo Jintian Copper (Group) Co., Ltd.	Tin
Old City Metals Processing Co., Ltd.	Tin
OOO SKAT	Tin
Outotec Ausmelt Pty Ltd.	Tin
Palm International	Tin
Persang Alloy Industries	Tin
Productos Minerales del Norte S.A. de C.V.	Tin
Protek Devices LP	Tin
PT Menara Cipta Mulia	Tin
PT NATARI	Tin
Quan Kai Shiye(gu)youxian Gongsi	Tin
Recial - Reciclagem de Alumínios, SA	Tin
Redsun Metal Ind. Co., Ltd. (Smelter Not Listed)	Tin
Ritchey Metals	Tin
San-Etsu Metals	Tin
Saxonia Edelmetallrecyling	Tin
Settu Chemical Industry	Tin
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	Tin
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Tin
Shantou Xi Kuang	Tin
Shaoxing Tianlong Tin Materials	Tin
Shapiro	Tin
Shemao Technology, Inc.	Tin
Shenzhen City Thai Industrial Co., Ltd.	Tin
Shenzhen Honghe Yunguan Tin Co., Ltd.	Tin
Sinasahi Solder (M) Sdn. Bhd.	Tin
Sipi Metals Corp.	Tin
So Accurate Refining Group, Inc.	Tin
Solder Coat Co.	Tin
Solnet Metal Industry Co., Ltd	Tin
Spectro Alloys	Tin
SPTE	Tin
Stretti	Tin
Super Dragon Technology Co. Ltd.	Tin

Superior Technology (Shenzen) Co. Ltd.	Tin
Suzhou Nuonengda Chemical Co., Ltd.	Tin
Tai Nian Gao Keji Gufen Youxian Gongsi	Tin
Taicang City Nancang Metal Material Co., Ltd	Tin
Taicang Nancang Metal Material Co., Ltd	Tin
Taiwan Huanliang	Tin
Taiwan Qinggao Qiye You Xian Gong Si	Tin
Talcang City Nankang Metal Materila Co., Ltd	Tin
TAP	Tin
Teck Metals Ltd.	Tin
Tennant Metals Pty Ltd.	Tin
Termomecanica	Tin
Three Green Surface Technology Limited Company	Tin
Tianjin Environmental Protection Co., Ltd.	Tin
Tianshui Longbo Business & Trade Co., Ltd.	Tin
Tim Plating Gejiu	Tin
Todini and Co. SPA	Tin
Ton Yi Industrial Corporation	Tin
Top-Team Technology (Shen Zhen) Limited	Tin
Trafilerie Carlo Gnutti S.p.A.	Tin
Traxys North America LLC	Tin
Trialco	Tin
Uni Bros Metal Pte. Ltd.	Tin
Untracore Co., Ltd.	Tin
Walcownia Metali Nieżelaznych “Łabędy” S.A.	Tin
Wang Yu Manufacturing Co. Ltd.	Tin
Welley	Tin
Westmetall GmbH & Co. KG	Tin
Wind Yunnan Nonferrous Metals Co., Ltd.	Tin
WKK	Tin
Wu Jiang Shi Boyi Dian Duchang	Tin
Wu Xi Shi Yi Zheng Ji Xie She Bei Company	Tin
Wujiang City Luxe Tin Factory	Tin
Xiamen Hongfa Electroacoustic Co., Ltd.	Tin
Xiamen Tungsten Co. Ltd.	Tin
Xianghualing Tin Industry Co., Ltd.	Tin
Xianghualing Tin Minerals	Tin
Ximao Tin Co. Ltd.	Tin
Xin Furukawa Metal (Wuxi) Co., Ltd.	Tin
Xinmao Xiye (Tin Company)	Tin
Yechiu Metal Smelting Sdn. Bhd.	Tin
YH	Tin
Yifeng Tin	Tin
Yifeng Tin Industry (Chenzhou) Co Ltd.	Tin

Yiquan Manufacturing	Tin
You Nai Tong Cai (Suzhou) Youxian Gongsi	Tin
Yuang Hsian Metal Industrial Corp.	Tin
YUCHENG	Tin
Yun Xi	Tin
Yunnan Chengo Electric Smelting Plant	Tin
YunNan GeJiu Jin Ye Mineral Co., Ltd.	Tin
YunNan Gejiu Yunxin Electrolyze Limited	Tin
Yunnan Industrial Co., Ltd.	Tin
Yunnan Metallurgical Group Co., Ltd.	Tin
Yunnan Tin Industry Refco Group Ltd.	Tin
Yunnan Xi YE	Tin
Yunnan Xiangyunfeilong NonFerrous Metals Co. Ltd.	Tin
YunXi	Tin
Zhongshan Jinye Smelting Co., Ltd.	Tin
Zhongshan Tin-King Co, Ltd.	Tin
Zhuhai Hongsheng Stannous Solder Manufacture Co., Ltd.	Tin
Zhuhai Quanjia	Tin
Zijin Copper Co., Ltd.	Tin
Zong Yang Shiye Youxian Gongsi	Tin
Advanced Technology & Materials Co., Ltd. (AT&M)	Tungsten
Advantech Co.	Tungsten
Aker Technology Co., Ltd.	Tungsten
Anhui Yingliu Group Inc.	Tungsten
Asha Enterprise	Tungsten
BAMSTC	Tungsten
BGH Edelstahl Lippendorf GmbH	Tungsten
BI Technologies Inc.	Tungsten
Ceratizit Deutschland GmbH	Tungsten
Changsha Saneway Electronics Materials Co., Ltd.	Tungsten
Chengtong Electrical Appliance Factory	Tungsten
China Minmetals Nonferrous Metals Holding Co., Ltd.	Tungsten
Chunbao Carbide Science & Technology Co., Ltd.	Tungsten
Cooper Santa	Tungsten
ERAMET	Tungsten
Evraz Stratcor, Inc.	Tungsten
Ganzhou Haichuang Tungsten Industry Co., Ltd.	Tungsten
GESAC	Tungsten
H.C. Starck Smelting GmbH & Co. KG	Tungsten
Haynes International	Tungsten
Hunan Chuangda Metallurgy Group Co. Ltd.	Tungsten
IBG China	Tungsten
Ingichki Metals LLC	Tungsten
Jiangsu Hetian Technological Material Co., Ltd.	Tungsten

Jiangxi Tungsten Industry Co. Ltd.	Tungsten
Jilin Sichuan	Tungsten
Jinan Institute of Metallurgical Science	Tungsten
Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	Tungsten
Ning Hua Xing Luo Keng Tungsten Mining Co., Ltd.	Tungsten
Outokumpu VDM USA	Tungsten
Parmar Traders	Tungsten
Plansee SE Reutte	Tungsten
Saratovskoe Predpriyatie Promelectronika	Tungsten
Shanxi Taibai Factory	Tungsten
Special Metals	Tungsten
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten
Toshiba Material Co., Ltd.	Tungsten
Unecha Refractory Metals Plant	Tungsten
Voss Metals Company, Inc.	Tungsten
Wolfram Industrie GmbH	Tungsten
Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	Tungsten
Zhengzhou Shibo Nonferrous Metals Products Co., Ltd.	Tungsten

As Veeco’s engagement with the supply chain for its products evolves, the lists above may change to reflect improvements in the quality of information provided to Veeco.

VII.                          Independent Private Sector Audit

Not required for calendar year 2016.